Exhibit 77-Q1

EXHIBITS

(e) Form of Investment Advisory Agreement between the Trust, on behalf of the Fund, and ING Pilgrim Investments, LLC is incorporated by reference to Post Effective Amendment No. 6 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(g) Form of Agreement and Plan of Reorganization between the Registrant, on behalf of the Fund, and ING Funds Trust, on behalf of ING Mid Cap Growth Fund is incorporated by reference to the Registration Statement on Form N-14 as filed on December 15, 2000.